UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2012

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 10, 2012, Gunite Corporation (“Gunite”), a wholly-owned subsidiary of Accuride Corporation (“Accuride”) entered into a Master Lease Agreement with General Electric Capital Corporation (together with its affiliates, “GE”) for the lease of equipment to be used in the production of wheel-end components by Gunite (the “Capital Lease Transaction”).  Under the terms of the Capital Lease Transaction, GE has agreed to provide lease financing in the amount of $15.0 million to Gunite for certain equipment, which is expected to be installed beginning in the second quarter of 2012.  The commencement of the lease will begin upon Gunite’s acceptance of the equipment, which is expected to be in the fourth quarter of 2012 (the date of acceptance, the “Commencement Date”).  In addition, GE has agreed to advance funds prior to the Commencement Date as reimbursement for payments Gunite had previously made to the manufacturer of the equipment, and in furtherance thereof, GE funded $7.9 million to Gunite on February 10, 2012.  Gunite is obligated to pay interest on the as funded amount, which includes this $7.9 million and any additional payments made by GE to the manufacturer of the equipment prior to the Commencement Date, at a floating rate of 4.26% plus the higher of either 0.28% or LIBOR through the Commencement Date of the lease, at which point the obligation will be repaid pursuant to the terms of the Capital Lease Transaction.

The equipment will be leased for a five-year term beginning on the Commencement Date, and Gunite will pay rent in sixty equal monthly installments over the term of the lease.  At the expiration of the lease, Gunite will have an option to purchase the equipment at its fair market value (plus applicable taxes).  The monthly rent payment is expected to be $259,000, which is subject to change prior to the Commencement Date pursuant to the terms of the Capital Lease Transaction.  Gunite’s obligations under the lease are guaranteed by Accuride, as well as its wholly-owned subsidiary, Transportation Technologies Industries, Inc. The lease and related documents contain customary covenants and events of default.

The above summary of the Capital Lease Transaction is qualified in its entirety by reference to the complete terms and provisions of the Master Lease Agreement and the related documents, which are attached hereto as Exhibit 10.1 and incorporated by reference into this Item 2.03.

Forward-Looking Statements

The foregoing contains statements that are not purely historical and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, hopes, beliefs, and intentions with respect to the Capital Lease Transaction. Such statements are subject to certain risks and the impact of other factors, including, the terms of the capital lease transaction documents which may cause the obligations described above to be incurred on different terms, general economic, business and financing conditions and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including those described in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Any forward-looking statement reflects only the Company’s belief at the time the statement is made. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results or achievements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or developments after the date hereof.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1           Capital Lease Agreements, dated February 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

/s/ STEPHEN A. MARTIN	Dated: February 16, 2012
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Capital Lease Agreements, dated February 10, 2012